As originally filed with
          the Securities and Exchange Commission on September 30, 1998
                         Registration File No. 333-64815
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        Post-Effective Amendment No. 1 to
                                    Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           JACKSONVILLE BANCORP, INC.
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

            Florida                      6711                   59-3472981
------------------------------  ---------------------------  -------------------
   (State or jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

  13245 Atlantic Boulevard Suite #5, Jacksonville, Florida 32225 (904) 220-3001
--------------------------------------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of Registrant principal executive offices)

                              Gilbert J. Pomar, III
                       President, Chief Executive Officer
                       13245 Atlantic Boulevard, Suite #5
                           Jacksonville, Florida 32225
                                 (904) 220-3001

                           ---------------------------

                              Copies Requested to:
                           Edward W. Dougherty, Jr. or
                            A. George Igler, Esquire
                             Igler & Dougherty, P.A.
                              1501 Park Avenue East
                           Tallahassee, Florida 32301
                                 (850) 878-2411
                           (850) 878-1230 (facsimile)


Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an Offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of                                                               Proposed
Each Class of                                      Amount               Maximum              Proposed
Securities to Be                                    to be               Offering             Maximum             Amount of
Registered                                       Registered         Price Per Share         Aggregate         Registration Fee
                                                                                        Offering Price (1)
-------------------------------------------  -------------------  -------------------- -------------------- --------------------
Common Stock $.01 par value................            1,500,000            $   10.00      $15,000,000               $ 4,425

-------------------------------------------  -------------------  -------------------- -------------------- --------------------

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                Page 1 of 3 Pages

                          DEREGISTRATION OF SECURITIES

         This Post-Effective Amendment Number 1, to deregister all unsold securities, relates to the Registration Statement filed by Jacksonville Bancorp, Inc., a Florida corporation, ("Jacksonville") on Form SB-2 (the "Registration Statement"), Registration Number 333-64815.

         Jacksonville hereby deregisters the 482,934 unsold shares of $0.01 par value shares of Common Stock registered by and through the Registration Statement.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment Number 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, and the State of Florida on this 2nd of December , 1999.

JACKSONVILLE BANCORP, INC.



By:      /s/    Gilbert J. Pomar III
         -------------------------------------
         Gilbert J. Pomar III
         President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment Number 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Financial Officer:


                    NAME                  TITLE                       DATE

                                Executive Vice President and
/s/     Cheryl L. Whalen        Principal Financial Officer         12/28/99
        ---------------------                                   ----------------
        Cheryl L. Whalen



                                Page 2 of 3 Pages


Directors:


                          NAME(S)                                             TITLE                                     DATE

/s/      D. Michael Carter                                                   Director                             December 15, 1999
   ------------------------------------------------------------------                                            ------------------
D. Michael Carter

/s/      Mel Gotlieb                                                         Director                             December 15, 1999
   ------------------------------------------------------------------                                            ------------------
Mel Gotlieb

/s/      James M. Healey                                                     Director                             December 22, 1999
   ------------------------------------------------------------------                                            ------------------
James M. Healey

/s/     John C. Kowkabany                                                    Director                             December 22, 1999
   ------------------------------------------------------------------                                            ------------------
John C. Kowkabany

/s/      Rudolph A. Kraft                                                    Director                             December 22, 1999
   ------------------------------------------------------------------                                            ------------------
Rudolph A. Kraft

/s/      R. C. Mills                                                         Director                             December 22, 1999
   ------------------------------------------------------------------                                            ------------------
R. C. Mills

/s/      Donald E. Roller                                                    Director                             December 22, 1999
   ------------------------------------------------------------------                                            ------------------
Donald E. Roller

/s/      John W. Rose                                                        Director                             December 13, 1999
   ------------------------------------------------------------------                                            ------------------
John W. Rose

/s/      John R. Schultz                                                     Director                             December 22, 1999
   ------------------------------------------------------------------                                            ------------------
John R. Schultz

/s/      Price W. Schwenck                                                   Director                             December 15, 1999
   ------------------------------------------------------------------                                            ------------------
Price W. Schwenck

/s/      Charles F. Spencer                                                  Director                             December 22, 1999
   ------------------------------------------------------------------                                            ------------------
Charles F. Spencer

/s/      Bennett A. Tavar                                                    Director                             December 28, 1999
   ------------------------------------------------------------------                                            ------------------
Bennett A. Tavar

/s/      Gary L. Winfield                                                    Director                             December 15, 1999
   ------------------------------------------------------------------                                            ------------------
Gary L. Winfield

/s/      Gilbert J. Pomar, III                                               Director                             December 15, 1999
   ------------------------------------------------------------------                                            ------------------
Gilbert J. Pomar, III


                                Page 3 of 3 Pages